EXHIBIT 32.2

In connection with the Annual Report of Microtune, Inc., (the Company) on Form 10-K for the period ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Rob-Roy J. Graham, the Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ ROB-ROY J. GRAHAM
Rob-Roy J. Graham
Chief Financial Officer
Microtune, Inc.

March 15, 2004